EXHIBIT 99

Granite City Food & Brewery Ltd. Reports 10.2% Increase in Fourth Quarter Revenues

Continued Improvement in Prime Costs during Fourth Quarter 2008

MINNEAPOLIS March 11, 2009 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB ), a Modern American upscale casual restaurant chain, today reported results for the fourth quarter and fiscal year ended December 30, 2008.

Highlights for the fourth quarter of 2008 were as follows:

•                  Total revenues were $21.7 million, a 10.2% increase over the prior year quarter

•                  Total restaurant-level EBITDA was 12.9%

•                  Comparable restaurant-level EBITDA was 14.6%

•                  Prime costs decreased to 64.4% compared to 70.3% in the first quarter of 2008

•                  Preliminary January and February 2009 prime costs were 62.6%

Fourth Quarter 2008 Financial Results

Total revenue for the fourth quarter 2008 rose by 10.2% to $21.7 million compared to $19.7 million for the fourth quarter of 2007.

For all the restaurants, the restaurant-level EBITDA margin was 12.9% for the fourth quarter of 2008.  This represents an increase of 0.9% in restaurant-level EBITDA compared to 12.0% in the fourth quarter of 2007.

Steve Wagenheim, CEO, commented, “We are pleased with the continued results and improvements in the efficiencies of our operation.  This past quarter solidified the consistency of the behaviors that are now leading to lower prime costs which are the cornerstone to our margins.  As an example, our prime costs, which include cost of food, beverage and labor, in the first two months of 2009 represent an improvement of nearly 8% compared to the prior year period and are approaching 62% on a consistent basis.  Our staff has a lot to be proud of for all the hard work they have put in to improve the stores in the midst of a recession.”

Total cost of sales was $18.9 million in the fourth quarter or 87.1% of sales compared to prior year cost of sales of $17.3 million or 88.0% of sales. The improvement in the fourth quarter compared to the prior year quarter was due to several factors:  First, across-the-board improved execution in labor and food costs helped to drive our prime costs down; second, the ability of many of our new partners hired in the early part of 2008 to begin to gain traction with their stores and meet management initiatives and expectations; and third, the maturing of the new stores that have been opened over the past year.

General and administrative expenses were $2.7 million or 12.3% of sales for the fourth quarter of 2008 compared to $3.0 million or 15.0% of sales for the fourth quarter of 2007.  Non-cash compensation expense within the general and administrative expense represented 0.6% of sales for the fourth quarter of 2008.

The net loss for the fourth quarter of 2008 was $4.0 million or $(0.25) per share.

Year-to-Date Financial Results

Revenue increased 26.8% to $96.3 million for the fiscal year ended December 30, 2008, compared to $75.9 million for the fiscal year ended December 25, 2007, aided by seven new restaurants and the additional fiscal week in the third quarter of 2008.

For all the restaurants, the restaurant-level EBITDA margin was 11.8% for fiscal year 2008, while the restaurant-level EBITDA margin for comparable restaurants was 12.9%.  The overall restaurant-level EBITDA margin was negatively impacted by newer restaurants open for less than one year.

General and administrative expenses were $10.9 million or 11.3% of sales for fiscal year 2008 compared to $8.6 million or 11.4% of sales for 2007.

The net loss for fiscal year 2008 was $15.8 million or $(0.97) per share compared to a net loss of $9.6 million or $(0.62) per share for 2007.

Investor Conference Call and Webcast

A conference call to review the results of the fourth quarter and full year 2008, and discuss certain preliminary 2009 results, will be held on Thursday, March 12, 2009 at 10:00 a.m. Central Time and may be accessed by calling 800-214-0745 and referencing code 135076.  An archive of the presentation will be available for 30 days following the call.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.

Additionally, this press release contains certain non-GAAP financial measures, including references to prime costs and restaurant-level EBITDA. Prime costs are the sum of the cost of food, beverage and labor.  We use prime costs to track the components in cost of sales which are directly variable with sales, and we use prime costs as a percentage of revenue as an internal measurement of restaurant-level operating performance.  As compared to the nearest GAAP measurement for our company, restaurant-level EBITDA represents net loss with the add-back of net interest expense, income tax expense, depreciation and amortization, general and administrative expenses, and pre-opening costs. Alternatively, restaurant-level EBITDA can be calculated as restaurant revenue less all restaurant-level cost of sales, excluding depreciation and amortization. We use restaurant-level EBITDA and restaurant-level EBITDA as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level EBITDA as we define it may not be comparable to similar measurements used by other companies and are not measures of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level EBITDA is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level EBITDA as a means of evaluating our restaurants’ financial performance compared with our competitors. These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A schedule of prime costs as a percentage of revenue for the first eight weeks of 2009 and 2008, and reconciliations of restaurant-level EBITDA and company-wide EBITDA to net loss for the fiscal years and fourth quarters of 2008 and 2007 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson
	President and Chief Executive Officer	Chief Financial Officer
	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended		Fiscal Year Ended
	December 30,	December 25,	December 30,	December 25,
	2008	2007	2008	2007

Restaurant revenues	$21,692,599	$19,692,074	$96,294,344	$75,912,262

Cost of sales:
Food, beverage and retail	6,329,690	6,007,797	29,035,558	22,897,400
Labor	7,661,940	7,231,478	35,429,340	27,428,873
Direct restaurant operating	3,346,829	2,834,208	14,260,116	10,555,153
Occupancy	1,562,370	1,253,485	6,200,309	4,738,493
Total cost of sales	18,900,829	17,326,968	84,925,323	65,619,919

Pre-opening	335,082	1,463,387	1,663,894	2,708,247
General and administrative	2,673,441	2,950,626	10,880,289	8,619,360
Depreciation and amortization	1,753,137	1,309,175	6,568,536	4,711,789
Exit or disposal activities	151,762	—	1,271,307	—
Other	41,222	19,089	146,360	108,613

Operating loss	(2,162,874)	(3,377,171)	(9,161,365)	(5,855,666)

Interest:
Income	311	29,173	28,788	218,789
Expense	(1,806,662)	(1,106,864)	(6,648,487)	(3,920,778)
Net interest expense	(1,806,351)	(1,077,691)	(6,619,699)	(3,701,989)

Net loss	$(3,969,225)	$(4,454,862)	$(15,781,064)	$(9,557,655)

Loss per common share, basic	$(0.25)	$(0.28)	$(0.97)	$(0.62)

Weighted average shares outstanding, basic	16,197,849	16,112,752	16,194,031	15,525,326

Selected Balance Sheet Information

	December 30,	December 25,
	2008	2007
Cash	$2,652,411	$7,076,835
Current assets including cash	$3,899,222	$8,423,710
Total assets	$82,110,665	$82,410,790
Current liabilities	$11,708,886	$12,092,007
Total liabilities	$79,634,099	$64,733,429
Shareholders’ equity	$2,476,566	$17,677,361

Non-GAAP Reconciliations Q4 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$16,390,297	100%	$5,302,302	100%	$21,692,599	100%

Cost of sales:
Food, beverage and retail	4,765,659	29.1%	1,564,031	29.5%	6,329,690	29.2%
Labor	5,695,046	34.7%	1,966,894	37.1%	7,661,940	35.3%
Direct Restaurant Operating Expenses	2,454,620	15.0%	892,209	16.8%	3,346,829	15.4%
Occupancy	1,082,474	6.6%	479,896	9.1%	1,562,370	7.2%
Total cost of sales	13,997,799	85.4%	4,903,030	92.5%	18,900,829	87.1%

Restaurant-level EBITDA*	$2,392,498	14.6%	$399,272	7.5%	$2,791,770	12.9%

Pre-opening					335,082	1.5%
General and administrative					2,673,441	12.3%

Company-wide EBITDA					(216,753)

Depreciation and amortization					1,753,137
Exit or disposal activities, other					192,984

Operating Loss					(2,162,874)

Interest:
Income					311
Expense					(1,806,662)
Net interest expense					(1,806,351)
Net loss as reported under GAAP					$(3,969,225)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q4 2007 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$12,832,275	100%	$6,859,799	100%	$19,692,074	100%

Cost of sales:
Food, beverage and retail	3,839,864	29.9%	2,167,933	31.6%	6,007,797	30.5%
Labor	4,425,613	34.5%	2,805,865	40.9%	7,231,478	36.7%
Direct Restaurant Operating Expenses	1,911,198	14.9%	923,010	13.5%	2,834,208	14.4%
Occupancy	775,975	6.0%	477,510	7.0%	1,253,485	6.4%
Total cost of sales	10,952,650	85.4%	6,374,318	92.9%	17,326,968	88.0%

Restaurant-level EBITDA*	$1,879,625	14.6%	$485,481	7.1%	$2,365,106	12.0%

Pre-opening					1,463,387	7.4%
General and administrative					2,950,626	15.0%

Company-wide EBITDA					(2,048,907)

Depreciation and amortization					1,309,175
Exit or disposal activities, other					19,089
Operating Loss					(3,377,171)

Interest:
Income					29,173
Expense					(1,106,864)
Net interest expense					(1,077,691)
Net loss as reported under GAAP					$(4,454,862)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$64,546,439	100%	$31,747,905	100%	$96,294,344	100%

Cost of sales:
Food, beverage and retail	19,047,990	29.5%	9,987,568	31.5%	29,035,558	30.2%
Labor	23,715,326	36.7%	11,714,014	36.9%	35,429,340	36.8%
Direct operating expense	9,545,879	14.8%	4,714,237	14.8%	14,260,116	14.8%
Occupancy	3,900,943	6.0%	2,299,366	7.2%	6,200,309	6.4%
Total cost of sales	56,210,138	87.1%	28,715,185	90.4%	84,925,323	88.2%

Restaurant-level EBITDA*	$8,336,301	12.9%	$3,032,720	9.6%	$11,369,021	11.8%

Pre-opening					1,663,894	1.7%
General and administrative					10,880,289	11.3%

Company-wide EBITDA					(1,175,162)

Depreciation and amortization					6,568,536
Exit or disposal activities, other					1,417,667

Operating Loss					(9,161,365)

Interest:
Income					28,788
Expense					(6,648,487)
Net interest expense					(6,619,699)
Net loss as reported under GAAP					$(15,781,064)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2007 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$44,346,239	100%	$31,566,023	100%	$75,912,262	100%

Cost of sales:
Food, beverage and retail	13,168,660	29.7%	9,728,740	30.8%	22,897,400	30.2%
Labor	15,253,476	34.4%	12,175,397	38.6%	27,428,873	36.1%
Direct Restaurant Operating Expenses	6,388,926	14.4%	4,166,227	13.2%	10,555,153	13.9%
Occupancy	2,511,270	5.7%	2,227,223	7.1%	4,738,493	6.2%
Total cost of sales	37,322,332	84.2%	28,297,587	89.6%	65,619,919	86.4%

Restaurant-level EBITDA*	$7,023,907	15.8%	$3,268,436	10.4%	$10,292,343	13.6%

Pre-opening					2,708,247	3.6%
General and administrative					8,619,360	11.4%

Company-wide EBITDA					(1,035,264)

Depreciation and amortization					4,711,789
Exit or disposal activities, other					108,613

Operating Loss					(5,855,666)

Interest:
Income					218,789
Expense					(3,920,778)
Net other expense					(3,701,989)
Net loss as reported under GAAP					$(9,557,655)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Selected Results for first Eight Weeks of Fiscal Years 2009 and 2008

	February 24, 2009	February 19, 2008
	Preliminary Results	Actual Results

Cost as a percentage of revenue
Cost of Food	29.4%	33.5%
Cost of Hourly Labor	18.7%	23.2%
Total Prime Costs *	62.6%	70.6%

*See accompanying disclosure regarding use of non-GAAP financial measures.